Exhibit 10.33

Millennium Pharmaceuticals, Inc.

Terms of Stock Option

Granted Under 2000 Stock Incentive Plan

1.             Grant of Option.

This document sets forth terms of the grant by Millennium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on the date (the “Grant Date”) indicated on the Notice of Grant of Stock Options (the “Notice”) to the Participant, of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2000 Stock Incentive Plan (the “Plan”), a certain number of shares (the “Shares”) of common stock, $.001 par value per share, of the Company (“Common Stock”) at the option price per Share as set forth in the Notice. Unless earlier terminated, this option shall expire on the expiration date listed in the Notice (the “Final Exercise Date”). The number of Shares subject to this option are set forth in the stock plan administration records of the Company, are listed in the Notice, and may be obtained or verified by the Participant by contacting the Company’s stock plan administrator.

The Notice identifies the option as either an incentive stock option or a nonstatutory stock option.  An incentive stock option is intended to be, and a nonstatutory stock option is not intended to be, an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the “Code”).  Except as otherwise indicated by the context, the term “Participant,” as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.             Vesting Schedule.

Subject to Section 3 below, this option will become exercisable (“vest”) as indicated in the stock plan administration records of the Company and described in the Notice.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.             Exercise of Option.

(a)           Form of Exercise.  Each election to exercise this option shall be in writing in the form attached to this document, signed by the Participant, and received by the Company at its principal office, accompanied by payment in full in the manner provided in the Plan.  The Company expects to maintain external stock plan administration that may include a capability permitting the Participant to exercise this option electronically.  Use of this service is subject to additional terms and conditions.  The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b)           Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c)           Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then the right to exercise this option shall terminate three months after such cessation, or at the end of such longer period as provided in paragraphs (d), (e) and (f) below, but in no event after the Final Exercise Date.  In this circumstance, this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  The rights provided in this paragraph are subject to the limitations provided in paragraph (g) below.

(d)           Exercise Period Upon Disability.  If the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant, this option shall be exercisable within the period of one year following the date of disability of the Participant, but in no event after the Final Exercise Date.  In this circumstance, this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of his or her disability.  The rights provided in this paragraph are subject to the limitations provided in paragraph (g) below.

(e)           Exercise Period Upon Death.  If the Participant dies prior to the Final Exercise Date while he or she is an Eligible Participant, this option shall become immediately exercisable in full and shall be exercisable within the period of three years following the date of death of the Participant, but in no event after the Final Exercise Date (it being understood that in the case of an incentive stock option, the option must be exercised within the period of one year following the date of death in order for the option to qualify as an incentive stock option).  The rights provided in this paragraph are subject to the limitations provided in paragraph (g) below.

(f)            Exercise Period Upon Retirement.  If the Participant retires prior to the Final Exercise Date while he or she is an Eligible Participant, and such Participant has, at the time of such retirement, served as an employee of the Company for a period of ten years and has, at the time of cessation, reached the age of fifty-five, then the right to exercise this option shall terminate three years after such cessation, but in no event after the Final Exercise Date (it being understood that in the case of an incentive stock option, the option must be exercised within the period of three months following the date of cessation in order for the option to qualify as an incentive stock option).  In this circumstance, this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  The rights provided in this paragraph are subject to the limitations provided in paragraph (g) below.

(g)           Breach of Obligations; Discharge for Cause. If the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment, consulting or advisory contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge.  “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive.  The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

4.             Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.             Transferability of Option.

Incentive stock option.  An incentive stock option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

Nonstatutory stock option.  Except as otherwise provided in this Section, a nonstatutory stock option is not transferable other than by will or the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant.  However, the Participant may transfer a nonstatutory stock option for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family) and the transferee shall remain subject to all the terms and conditions applicable to the nonstatutory stock option prior to such transfer.  The foregoing right to transfer a nonstatutory stock option shall apply to the right to consent to amendments of the terms of the option.  The term “Immediate Family” shall mean the Participant’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant.)

6.             Disqualifying Disposition.

If the Participant disposes of Shares acquired upon exercise of an incentive stock option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of an incentive stock option, the Participant shall notify the Company in writing of such disposition.

7.             Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this document.

NOTICE OF STOCK OPTION EXERCISE

Date:
Millennium Pharmaceuticals, Inc.
40 Landsdowne Street
Cambridge, MA 02139

Attention: Treasurer

Dear Sir or Madam:

I am the holder of a stock option granted to me under the Millennium Pharmaceuticals, Inc. (the “Company”) 2000 Stock Incentive Plan on                  for the purchase of                    shares of Common Stock of the Company at a purchase price of $                     per share.

I hereby exercise my option to purchase                   shares of Common Stock, for which I have enclosed                     in the amount of                     .  Please register my stock certificate as follows:

Name(s):	_______________________
_______________________
Address:	_______________________
Tax I.D. #:	_______________________

Very truly yours,

_____________________________
(Signature)